UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

SYMANTEC CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-17781	77-0181864

(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014

(Address of principal executive offices)	(Zip code)

(408) 517-8000

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.
SIGNATURE

ITEM 5: OTHER EVENTS.

     Symantec’s policy regarding securities trades by company personnel permits sales of the company’s securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1. These plans are designed to allow executive officers to diversify their holdings but dispel any inference that they are purchasing or selling their company’s stock on the basis of, or while they are aware of, material nonpublic information.

     Rebecca Ranninger, the company’s Senior Vice President, Human Resources, has adopted a 10b5-1 plan. The plan provides for periodic sales of shares on the open market at prevailing market prices, subject to certain volume limits and minimum price requirements. The plan is effective immediately.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2004	SYMANTEC CORPORATION

	By:	/s/ Arthur F. Courville

Arthur F. Courville
Senior Vice President and General Counsel